UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 28, 2020

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06479	13-2637623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Knights Run Avenue, Suite 1200

Tampa, Florida 33602

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 209-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value $0.01 per share)	OSG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

On June 3, 2020, Overseas Shipholding Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report the results of the Company’s Annual Meeting of Stockholders held on May 28, 2020.

This Form 8-K/A amends the first sentence of Section 1 (Election of Directors) of Item 5.07 – Submission of Matters to a Vote of Security Holders – of the Original Report, and should be read in conjunction with the Original Report. Except as stated below, no other information contained in the Original Report has been amended.

Item 5.07. Submission of Matters to a Vote of Security Holders

1. Election of Directors. Each nominee, other than Ms. DeLaet, was an incumbent director and each nominee was elected, subject to the Company’s Bylaws, as a director of the Company until the next Annual Meeting and until election and qualification of their successors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: June 18, 2020	By:	/s/ SUSAN ALLAN
Susan Allan
Vice President, General Counsel and
Corporate Secretary